NEWS RELEASE
February 23, 2012

Sun Communities, Inc. Reports 2011 Fourth Quarter and Year End Results and 2012 Guidance

Southfield, MI, February 23, 2012 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its fourth quarter and year ended December 31, 2011 results.

Highlights: Years Ended December 31, 2011 vs. December 31, 2010

•	FFO-Adjusted(1) excluding certain items described in this release was $3.13 per diluted share and OP Unit (“Share”) compared to $2.97 per Share in 2010, an increase of $0.16 per share or 5.4 percent.

•	Same site Net Operating Income (“NOI”)(2) increased by 3.6 percent.

•
Same site revenue producing sites increased by 732 sites bringing same site occupancy to 85.8 percent. Additionally, the Company gained 160 revenue producing sites in communities acquired since June of 2011.

•	The Company acquired 23 properties in 2011 for approximately $175.1 million.

•	After year end, the Company completed a public equity offering resulting in net proceeds of approximately $156.0 million.

“Each year of late has proven to be our best in a very long time as every performance measure continues to outpace prior achievements. This year is no exception, as our accomplishments include achieving our highest revenue producing site gain since 1999, our largest FFO(1) per Share growth in a decade, our highest same site NOI(2) increase since 2005, another year over year increase in home sales and our sixth year of significantly increasing resident applications. This coupled with our development of expansions in full communities with above average demand and significant acquisitions continue to establish new thresholds of performance. Our 2012 guidance supports this trend with still stronger metrics across the board”, said Gary A. Shiffman, President and Chief Executive Officer. “In addition to our operational focus, 2011 was a year of strong balance sheet focus. As noted, we have greatly improved the profile of our debt and maturities and renewed the Company’s line of credit. In January 2012, we were able to successfully access the equity marketplace reducing our leverage, improving our coverage ratios and providing for the Company to fully exploit acquisition opportunities”, added Shiffman.

Funds from Operations (“FFO”)(1)

FFO(1) was $18.3 million, or $0.73 per Share, in the fourth quarter of 2011 as compared to $17.2 million, or $0.78 per Share, in the fourth quarter of 2010. FFO-Adjusted (1) increased to $20.1 million, or $0.81 per Share, for the fourth quarter of 2011 as compared to $17.2 million, or $0.78 per Share, in the fourth quarter of 2010.

FFO(1) increased to $72.3 million, or $3.01 per Share, for the year ended December 31, 2011 as compared to $62.8 million, or $2.93 per Share, for the year ended December 31, 2010. FFO-Adjusted (1) increased to $75.3 million, or $3.13 per Share, for the year ended December 31, 2011 as compared to $63.6 million, or $2.97 per Share, for the year ended December 31, 2010.

Sun Communities, Inc. 4th Quarter 2011

Net Loss Attributable to Common Stockholders

Net loss attributable to common stockholders for the fourth quarter of 2011 was $(2.2) million or $(0.10) per diluted common share compared with a net loss of $(0.4) million or $(0.02) per diluted common share for the fourth quarter of 2010. Net loss attributable to common stockholders for the year ended December 31, 2011 was $(1.1) million, or $(0.05) per diluted common share, compared with a loss of $(2.9) million, or $(0.15) per diluted common share, for the year ended December 31, 2010.

Community Occupancy

During the fourth quarter of 2011, same site revenue producing sites increased by 103 sites, compared to an increase of 53 sites during the fourth quarter of 2010. For the year ended December 31, 2011, same site revenue producing sites increased by 732 sites, compared to an increase of 563 sites for the year ended December 31, 2010. Same site occupancy increased to 85.8 percent at December 31, 2011 from 84.5 percent at December 31, 2010.

In addition, 160 revenue producing sites were added in communities acquired during the year bringing the total revenue producing site gain for the year to 892, an increase of 329 sites over 2010.

The Company rented a net 310 and 906 homes during the three and twelve months ended December 31, 2011, respectively, bringing the total number of occupied rentals to 7,047.

Same Site Results

For 136 communities owned throughout 2011 and 2010, fourth quarter 2011 total revenues increased 1.6 percent and total expenses increased 0.9 percent, resulting in an increase in NOI(2) of 1.8 percent over the fourth quarter of 2010. For the year ended December 31, 2011, total revenues increased 3.0 percent and total expenses increased 1.6 percent resulting in an increase in NOI(2) of 3.6 percent over the year ended December 31, 2010.

Home Sales

During the fourth quarter of 2011, 353 homes were sold, an increase of 17.7 percent from the 300 homes sold during the fourth quarter of 2010. Rental home sales included in total home sales above totaled 193 and 177 for the fourth quarters of 2011 and 2010, respectively.

During the year ended December 31, 2011, 1,439 homes were sold, an increase of 4.7 percent from the 1,375 homes sold during the year ended December 31, 2010. Rental home sales, included in total home sales above, totaled 789 and 762 for the years ended December 31, 2011 and December 31, 2010, respectively.

Acquisitions

In November 2011, the Company acquired Cider Mill Crossings, a Michigan manufactured home community comprised of 262 developed sites and 336 expansion sites, through an auction.   The community, built in 2003, was acquired for $0.4 million and contained 50 revenue producing sites. The acquisition provides an opportunity to purchase growth potential at a minimal cost and is budgeted to gain over 60 sites in 2012.

In December 2011 and February 2012, the Company closed on six Florida recreational vehicle communities, comprised of 997 permanent and 897 seasonal recreational vehicle sites.  The combined purchase price of $50.0 million was paid with $33.0 million of cash and $17.0 million of newly acquired debt.  The debt, secured by three of the six properties, carries an interest rate of 7.0% and matures on December 15, 2016. These acquisitions complement the existing Florida RV portfolio, represent greater geographic diversity in the state and provide growth opportunities through rent increases on lower than market rents and improvements in seasonal occupancy.

Sun Communities, Inc. 4th Quarter 2011

“Our rental program has gradually evolved from growing occupancy in our core portfolio to becoming a critical element in our expansion and acquisition strategies. We believe that some of the increase in acquisition opportunities is directly related to the cost and capital required for regaining lost occupancy.  The strong systems and specialization developed at Sun leave us well positioned to realize profit and growth, inherent in vacant sites acquired in the acquisitions which have closed and those which are currently under review”, said Shiffman.

Equity Offering

In January 2012, the Company completed a follow-on offering of 4,600,000 shares of common stock at a price of $35.50 per share. Net proceeds from the offering were $156.0 million after deducting the underwriting discounts and expenses related to the offering.

The Company used $123.5 million of the net proceeds to repay outstanding debt and $25.0 million to fund the purchase of three recreational vehicle communities in February 2012, as previously discussed. As a result of the offering the Company’s Debt to EBITDA(3) multiple improved from 9.8 to a proforma 8.9 based on December 31, 2011 numbers and the outstanding balance on its combined lines of credit is zero.

2012 Guidance

2012 FFO per Share guidance is derived from the following assumptions:

Site rent increases

The weighted average site rental increase for 2012 is expected to be 3.0 percent, up from 2.7 percent in 2011.

Occupancy

Revenue producing sites are expected to increase by 1,154 sites. An increase in revenue producing sites is budgeted in all major markets. Total portfolio occupancy is projected to be 87.0 percent at year end, an increase in occupancy of 170 basis points.

Same property portfolio

The Company's same property portfolio of 136 communities is expected to generate growth in NOI(2) of approximately 6.2 percent in 2012. Same property occupancy is projected to increase from 85.8 percent to 87.0.

Home sales

The Company expects to sell 1,753 homes, including 924 rental homes, an increase of 21.8 percent

Rental home program

Guidance includes an increase of 592 rental homes, 55 percent of which will be added in communities acquired by the Company in 2011. Applications to live in the Company’s communities totaled approximately 23,500 in 2011.

Sun Communities, Inc. 4th Quarter 2011

Recurring capital expenditures

The Company expects recurring capital expenditures to approximate $8.4 million for 2012, or about $0.29 per Share. Using the midpoint of earnings guidance, the payout ratio will approximate 86 percent when compared to an annual dividend rate of $2.52 per Share.

General & administrative expenses-real property

General and administrative expenses–real property is expected to be approximately $19.1 million.

Debt

Financing arrangements completed in 2011 extended a significant portion of debt maturities from 2012 through 2014 to 2021 through 2023 and increased weighted average debt maturities to 7.0 years at December 31, 2011 from 4.4 years at December 31, 2010. Debt maturities in 2012 are $16.8 million of mortgage debt and $4.7 million of its preferred operating partnership units. The Company’s Debt to EBITDA(3) multiple is projected to improve to 7.9 by year end.

Expansions

The Company continues to look at expansion possibilities in communities that are currently 95 to 100 percent occupied. Guidance includes the expansion of four Texas communities which will add approximately 332 usable sites by September 30, 2012 and an additional 120 sites by year end.

Acquisitions

Guidance includes the acquisition of communities closed through February 2012 but no prospective acquisitions.

The projected effect of the foregoing, and certain other budgetary assumptions, increases the Company’s NOI (2) by over 13 percent and EBITDA(3) by approximately 16 percent. Including approximately $0.38 per Share of dilution related to the Company’s equity offering and excluding the effect of any potential acquisition, the Company expects 2012 FFO per Share to be in the range of $3.17 to $3.27.

Earnings Conference Call

The Company will release its results on Thursday, February 23, 2012, prior to the opening of the market.  A conference call to discuss fourth quarter operating results will be held on Thursday, February 23, 2012 at 11:00 A.M. (EST).  To participate, call toll-free 877-941-6009.  Callers outside the U.S. or Canada can access the call at 480-629-9770.  A replay will be available following the call through March 8, 2012, and can be accessed toll-free by calling 800-406-7325 or by calling 303-590-3030.  The Conference ID number for the call and the replay is 4509173. The conference call will be available live on Sun Communities website www.suncommunities.com.  Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 162 communities comprising approximately 55,900 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Sun Communities, Inc. 4th Quarter 2011

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by facsimile (248) 208-2645 or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road,Southfield, MI 48034.

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net loss (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company’s operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful.

Because FFO excludes significant economic components of net loss including depreciation and amortization, FFO should be used as an adjunct to net loss and not as an alternative to net loss. The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net loss as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure. Management also uses an FFO-Adjusted non-GAAP financial measure, which excludes certain gain and loss items that management considers unrelated to the operational and financial performance of the Company’s core business. The Company believes that FFO-Adjusted provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results. Other REITs may use different methods for calculating FFO and FFO-Adjusted and, accordingly, the Company’s FFO and FFO-Adjusted may not be comparable to other REITs.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of the Company’s financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity; nor is it indicative of funds available for the Company’s cash needs, including its ability to make cash distributions. The Company believes that net loss is the most directly comparable GAAP measurement to NOI. Net loss includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

(3)	EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations.

Forward Looking Statements

This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2010 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 4th Quarter 2011

Consolidated Balance Sheets
(in thousands, except per share amounts)

	As of December 31,
	2011	2010
ASSETS
Investment property, net	$1,196,606	$1,032,326
Cash and cash equivalents	5,857	8,420
Inventory of manufactured homes	5,832	2,309
Notes and other receivables	114,884	88,807
Other assets	44,795	33,480
TOTAL ASSETS	$1,367,974	$1,165,342

LIABILITIES
Debt	$1,268,191	$1,163,612
Lines of credit	129,034	94,527
Other liabilities	71,404	39,587
TOTAL LIABILITIES	$1,468,629	$1,297,726

Commitments and contingencies

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.01 par value, 10,000 shares authorized, none issued	$-	$-
Common stock, $0.01 par value, 90,000 shares authorized (December 31, 2011 and 2010, 23,612 and 21,716 shares issued respectively)	236	217
Additional paid-in capital	555,981	495,331
Accumulated other comprehensive loss	(1,273)	(2,226)
Distributions in excess of accumulated earnings	(617,953)	(549,625)
Treasury stock, at cost (December 31, 2011 and 2010, 1,802 shares)	(63,600)	(63,600)
Total Sun Communities, Inc. stockholders' deficit	(126,609)	(119,903)
Noncontrolling interests:
Preferred OP units	45,548	-
Common OP units	(19,594)	(12,481)
TOTAL STOCKHOLDERS’ DEFICIT	(100,655)	(132,384)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,367,974	$1,165,342

Sun Communities, Inc. 4th Quarter 2011

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2011	2010	2011	2010
REVENUES
Income from real property	$59,262	$52,374	$223,613	$204,498
Revenue from home sales	7,756	6,986	32,252	31,945
Rental home revenue	5,883	5,214	22,290	20,480
Ancillary revenues, net	158	136	592	505
Interest	2,720	2,248	9,509	8,053
Other income, net	707	27	929	489
Total revenues	76,486	66,985	289,185	265,970

COSTS AND EXPENSES
Property operating and maintenance	15,384	12,907	59,190	52,994
Real estate taxes	4,830	4,106	17,547	16,282
Cost of home sales	6,143	5,233	25,392	24,030
Rental home operating and maintenance	4,516	4,033	16,196	15,414
General and administrative - real property	5,255	4,657	19,704	17,182
General and administrative - home sales and rentals	2,122	1,969	8,156	7,628
Acquisition related costs	450	-	1,971	-
Depreciation and amortization	20,645	18,213	74,193	68,868
Asset impairment charge	1,382	-	1,382	-
Interest	17,349	15,908	64,606	62,136
Interest on mandatorily redeemable debt	844	829	3,333	3,291
Total expenses	78,920	67,855	291,670	267,825

Loss before income taxes and equity loss from affiliates	(2,434)	(870)	(2,485)	(1,855)
Provision for state income tax	(128)	(108)	(150)	(512)
Equity income (loss) and distributions from affiliates	450	500	2,100	(1,146)
Net loss attributable to Sun Communities, Inc. common stockholders	(2,112)	(478)	(535)	(3,513)
Less: preferred return to preferred OP units	586	-	1,222	-
Less: amounts attributable to common noncontrolling interests	(475)	(110)	(671)	(630)
Net loss attributable to Sun Communities, Inc. common stockholders	$(2,223)	$(368)	$(1,086)	$(2,883)

Weighted average common shares outstanding:
Basic	21,474	19,653	21,147	19,168
Diluted	21,474	19,653	21,147	19,168

Loss per share
Basic	$(0.10)	$(0.02)	$(0.05)	$(0.15)
Diluted	$(0.10)	$(0.02)	$(0.05)	$(0.15)

Cash dividends declared per common share:	$1.26	$0.63	$3.15	$2.52

Sun Communities, Inc. 4th Quarter 2011

Reconciliation of Net Loss to FFO(1)
(in thousands except for per Share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2011	2010	2011	2010
Net loss attributable to Sun Communities, Inc. common stockholders	$(2,223)	$(368)	$(1,086)	$(2,883)
Adjustments:
Preferred return to preferred OP units	586	-	1,222	-
Amounts attributable to common noncontrolling interests	(475)	(110)	(671)	(630)
Depreciation and amortization	20,903	18,581	75,479	70,578
Gain on disposition of assets, net	(488)	(945)	(2,635)	(4,300)
Funds from operations ("FFO")	$18,303	$17,158	$72,309	$62,765
Adjustments:
Michigan Business tax reversal	-	-	-	(740)
Georgia flood damage	-	-	-	-
Equity affiliate adjustment (4)	-	-	-	1,646
OFS LLC impairment charge	-	-	-	-
Acquisition related costs	450	-	1,971	-
Asset impairment charge	1,382	-	1,382	-
Benefit for state income taxes (5)	-	(8)	(407)	(32)
FFO-Adjusted	$20,135	$17,150	$75,255	$63,639

Weighted average common shares outstanding:	21,474	19,653	21,147	19,168
Add:
OP units	2,072	2,093	2,075	2,114
Restricted stock	276	141	235	153
Common stock issuable upon conversion of preferred OP units	1,111	-	580	-
Common stock issuable upon conversion of stock options	14	16	16	9
Weighted average common shares outstanding - diluted (FFO and FFO-Adjusted)	24,947	21,903	24,053	21,444

Funds from operations per share - diluted	$0.73	$0.78	$3.01	$2.93
FFO-Adjusted per share - diluted	$0.81	$0.78	$3.13	$2.97

(4)
This amount represents our equity loss from affiliates in 2010. Origen declared cash dividends of $0.5 million for the three and twelve months ended December, 2010, which remain in FFO and FFO-Adjusted. Origen declared cash dividends of $0.5 and $2.1 million for the three and twelve months ended December, 2011, respectively, which remain in FFO and FFO-Adjusted.

(5)	The state income tax benefit for the periods ended December 31, 2011 and 2010 represents the reversal of the Michigan Business Tax provision previously recorded.

Sun Communities, Inc. 4th Quarter 2011

Statement of Operations – Same Site
(in thousands except for other information)

	Three Months Ended December 31,				Years Ended December 31,
	2011	2010	Change	% Change	2011	2010	Change	% Change
REVENUES:
Income from real property	$50,249	$49,467	$782	1.6%	$198,806	$193,070	$5,736	3.0%

PROPERTY OPERATING EXPENSES:
Payroll and benefits	3,856	3,906	(50)	-1.3%	16,223	15,951	272	1.7%
Legal, taxes, & insurance	766	798	(32)	-4.0%	2,993	2,934	59	2.0%
Utilities	2,601	2,659	(58)	-2.2%	11,004	11,451	(447)	-3.9%
Supplies and repair	1,905	1,644	261	15.9%	8,163	7,597	566	7.5%
Other	1,108	993	115	11.6%	4,310	3,633	677	18.6%
Real estate taxes	3,999	4,106	(107)	-2.6%	16,055	16,282	(227)	-1.4%
Property operating expenses	14,235	14,106	129	0.9%	58,748	57,848	900	1.6%

NET OPERATING INCOME ("NOI") (2)	$36,014	$35,361	$653	1.8%	$140,058	$135,222	$4,836	3.6%

	As of December 31,
	2011	2010	Change
OTHER INFORMATION
Number of properties	136	136	-
Developed sites	47,850	47,683	167
Occupied sites (6)	39,230	38,498	732
Occupancy % (6)(7)	85.5%	84.3%	1.2%
Weighted average monthly rent per site (8)	$425	$413	$12
Sites available for development	5,247	5,441	(194)

(6)	Occupied sites and occupancy % include manufactured housing and permanent recreational vehicle sites, and exclude seasonal recreational vehicle sites.

(7)	Occupancy % excludes completed but vacant expansion sites.

(8)	Average rent relates only to manufactured housing sites, and excludes permanent and seasonal recreational vehicle sites.

Sun Communities, Inc. 4th Quarter 2011

Rental Program Summary
(in thousands except for *)

	Three Months Ended December 31,				Years Ended December 31,
	2011	2010	Change	% Change	2011	2010	Change	% Change
REVENUES:
Rental home revenue	$5,883	$5,214	$669	12.8%	$22,290	$20,480	$1,810	8.8%
Site rent included in income from real property	8,490	7,287	1,203	16.5%	31,897	28,585	3,312	11.6%
Rental program revenue	14,373	12,501	1,872	15.0%	54,187	49,065	5,122	10.4%

EXPENSES:
Commissions	479	264	215	81.4%	1,908	1,655	253	15.3%
Repairs and refurbishment	2,335	2,201	134	6.1%	8,080	7,671	409	5.3%
Taxes and insurance	794	725	69	9.5%	3,100	3,127	(27)	-0.9%
Marketing and other	908	843	65	7.7%	3,108	2,961	147	5.0%
Rental program operating and maintenance	4,516	4,033	483	12.0%	16,196	15,414	782	5.1%

NET OPERATING INCOME ("NOI") (2)	$9,857	$8,468	$1,389	16.4%	$37,991	$33,651	$4,340	12.9%

Occupied rental home information as of December 31, 2011 and 2010:
Number of occupied rentals, end of period*					7,047	6,141	906	14.8%
Investment in occupied rental homes					$237,383	$199,110	$38,273	19.2%
Number of sold rental homes*					789	762	27	3.5%
Weighted average monthly rental rate*					$756	$735	$21	2.9%

Sun Communities, Inc. 4th Quarter 2011